Exhibit 99.1

Mr. Jonathan G. Katz
Secretary
Securities & Exchange Commission
450 Fifth Street NW
Washington D.C. 20549

Dear Mr. Katz:

RE:   STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Stephen P. Reynolds, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Puget Energy, Inc., and, except as corrected or supplemented in a subsequent covered report:
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).
(2)	I have reviewed the contents of this statement with the Company&s Audit Committee.

(3)	In this statement under oath, each of the following is a “covered report”:
  Annual Report on Form 10-K for calendar year 2001 filed with the Commission for Puget Energy, Inc.

  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Puget Energy, Inc. filed with the Commission subsequent to the filing of the Form 10-K for calendar year 2001; and

  any amendments to any of the foregoing.

/s/ Stephen P. Reynolds	Subscribed and sworn to before me this 12 day of
Stephen P. Reynolds	August, 2002.
President and Chief Executive Officer
August 12, 2002

/s/ Gail G. Swihart
Notary Public

My Commission Expires:

October 17, 2002